Exhibit 32

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of United Community Banks, Inc. (“United”) on Form 10-Q for the period ending June 30, 2025 filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of United certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of United.

/s/ H. Lynn Harton
Name:	H. Lynn Harton
Title:	President and Chief Executive Officer
Date:	August 8, 2025

/s/ Jefferson L. Harralson
Name:	Jefferson L. Harralson
Title:	Executive Vice President and Chief Financial Officer
Date:	August 8, 2025